Exhibit 32.1

Certification of

Chief Executive Officer

of Mannatech, Incorporated

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2003 of Mannatech, Incorporated (the “Issuer”).

I, Samuel L. Caster, the Chief Executive Officer of the Issuer certify that to the best of my knowledge:

(i)	the Form 10-K fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: March 15, 2004

/s/ Samuel L. Caster
Samuel L. Caster Chief Executive Officer

Subscribed and sworn to before me

This 15th day of March, 2004

/s/ Christina Meissner
Name:	Christina Meissner
Title:	Notary Public, State of Texas

My commission expires: March 19, 2006

A signed original of this written statement required by Section 906 has been provided to Mannatech,

Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.